Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-285372) pertaining to the Resolute Holdings Management, Inc. 2025 Omnibus Incentive Plan of our report dated March 9, 2026, with respect to the consolidated financial statements of Husky Technologies Limited included in this Annual Report (Form 10-K) of Resolute Holdings Management, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

March 12, 2026